Appendix A

Description of embedded animation

Slide 15 of the Presentation includes an embedded animation, without audio, that illustrates how VIVO works through a simulation of the user interface, including a 3D model of a patient, the patient’s heart, an EKG, and a user panel.  Set forth below are representative graphic images from the embedded animation:

Appendix B

Hyperlinked LockeT Demonstration Video (Slide 20)

A hyperlink is provided to an animated video which illustrates the functioning and use of LockeT,  hosted on the YouTube platform at www.youtube.com/watch?v=SUQZbqAnGhQ.   A transcript of the video follows representative graphic images from the embedded video below.

Transcript

0:00	[Music]

0:04	Achieving hemostasis following large

0:07	bore femoral vein access remains a

0:11	challenge. Catheter Precision's LockeT

0:14	suture retention device features a

0:16	simple design, offering an easy to use,

0:18	comfortable and cost-effective solution

0:20	for hemostasis in small and large bore

0:23	venous access sites. LockeT helps

0:26	clinicians quickly achieve hemostasis

0:31	and remove sutures efficiently to help

0:33	patients heal faster and hospitals

0:35	achieve same day

0:38	discharge following standard figure-of-eight

0:40	suturing closure techniques. LockeT is

0:43	threaded onto sutures with ease. After

0:45	pulling the excess suture into the

0:47	slotted spindle, the handle is turned to

0:50	lock the thread and apply external

0:52	pressure to the venous access site,

0:54	rapidly achieving

0:55	hemostasis. Removal is easy: simply open

0:58	the stopcock valve,

1:02	lift and remove the

1:07	suture. LockeT's unique transparent

1:09	design allows visibility to the catheter

1:12	access site, making it simple to observe

1:14	hemostasis and remove. The design of the

1:17	handle enables easy adjustment of suture

1:21	[Music]

1:22	tension. LockeT’s simple application and

1:25	removal equals time and cost savings,

1:28	obviating the need for manual

1:30	compression and offering a more

1:31	economical option compared to other

1:33	devices. Patients benefit from the

1:35	enhanced comfort and same day discharge.

1:39	[Music]

Appendix C

Description of embedded video (Slide 23)

An embedded live action video, without audio, in which a surgeon demonstrates the use of LockeT during access site closure following an ablation procedure.  Set forth below are representative graphic images from the embedded video:

+

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433
Registration Statement No. 333-279930
June 17, 2024



Catheter Precision

NYSEAM: VTAK

Forward-Looking Statements and Estimates

This presentation and other materials referenced by this presentation contain or incorporate by reference "forward-looking statements" within the meaning of Sections 27A and 21E of the Securities Act of 1933 and Securities Exchange Act of 1934, respectively, and such statements are subject to the "safe harbor" created by those sections. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as "may," "will," "intend," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," "continue," "likely," "upcoming," "future", "goals," and similar expressions (including their use in the negative) intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, express and implied statements describing our expectations for our business and product development, including VIVO and LockeT, and including anticipated growth in the catheter ablation, ventricular ablation and vascular closure device markets, anticipated clinical outcomes from use of our products, anticipated cost and time savings for clinicians and hospitals from use of our products, anticipated EU CE mark approval and patent applications for LockeT, anticipated growth in our customer base from our commercial engine, and achievement of our upcoming milestones.

Our forward-looking statements involve risks and uncertainties, including those described in "Risk Factors" below, as well as the other risks set forth in our SEC filings and incorporated herein by reference. These risks and uncertainties may cause results to differ materially from the plans, expectations, predictions or projections set forth in (or underlying statements set forth in) this presentation and our SEC filings and public statements. In addition, our forward-looking statements are based on current plans, estimates and projections, which are subject to change based on shifting circumstances, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions, plans and/or expectations as to future plans, trends, events, results of operations or financial condition, listed status of our common stock or other matters, all of which are based on current beliefs of our management, as well as assumptions made by, and information currently available to, management.

This presentation also contains estimates and other statistical data made by independent parties and us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. We undertake no duty to update such estimates .

Forward-looking statements contained in this presentation speak only as of the date on which the statements were made and are not guarantees of future performance. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, and we have no intention to do so.

Free Writing Prospectus

This presentation highlights basic information about the Company and the offering. Because it is a summary that has been prepared solely for informational purposes, it does not contain all of the information that you should consider before investing in our Company. Except as otherwise indicated, this presentation speaks only as of the date hereof.

This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

Neither the United States Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of our securities or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.

This presentation includes industry and market data that we obtained from industry publications and journals, third-party studies and surveys, internal company studies and surveys, and other publicly available information. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this presentation, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions that were used in preparing the forecasts from the sources relied upon or cited herein.

We have filed a registration statement on Form S-1 (File No.333-279930) with the SEC, including a preliminary prospectus dated June 14, 2024 (the "Preliminary Prospectus"), with respect to the offering of our securities to which this communication relates. The Preliminary Prospectus may be accessed here. Before you invest, you should read the Preliminary Prospectus (including the risk factors described therein) in the registration statement and, when available, the final prospectus relating to the offering, and the other documents we have filed with the SEC, for more complete information about the Company and the offering. You may obtain these documents, including the Preliminary Prospectus, for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, copies of the prospectus may be obtained, when available, from: Ladenburg Thalmann & Co. Inc. by written request addressed to Syndicate Department, 640 5th Avenue, 4th Floor, New York, NY 10019 (telephone number 1-800-573-2541) or by emailing prospectus@ladenburg.com.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, and those discussed under the section entitled "Risk Factors" contained in the Preliminary Prospectus, our 10-K Annual Report and our subsequent Quarterly Reports, together with other information in the prospectus. The risks described below could materially and adversely affect our business, financial condition, results of operations and prospects and cause future events to fail to meet our predictions and plans, including our predictions regarding growth in the ventricular ablation market and anticipated positive reception of our products by clinicians and hospitals. In such an event, the market price of our common stock could decline and you may lose all or part of your investment. Risk factors include, but are not limited to:

- We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.
- You will experience immediate and substantial dilution when you purchase securities in this offering.
- The issuance of additional equity securities may negatively impact the trading price of our common stock.
- A substantial number of Shares of our common stock and/or Pre-Funded Warrants may be sold in this offering, which could cause the price of our common stock to decline.
- A significant number of additional Shares of our common stock may be issued upon the conversion of existing securities, including the Series A and Series X Preferred Stock and outstanding options and warrants, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.
- Future issuances of preferred stock may adversely affect the market price for our common stock.
- There is no public market for the Pre-Funded Warrants being offered in this offering.
- Holders of Pre-Funded Warrants purchased in this offering will have no rights as holders of our common stock with respect to the Shares underlying such Pre-Funded Warrants until such holders exercise their Pre-Funded Warrants and acquire our common stock.
- Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-Funded Warrants that they hold.
- Our business has a history of losses and will incur additional losses, and we may never achieve profitability.
- We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
- Compliance with Section 404 of the Sarbanes-Oxley Act could have a material adverse impact on our business.
- Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.
- We have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales.
- Royalty agreements with respect to LockeT, our surgical vessel closing pressure device, will reduce any future profits from this product.
- If we experience significant disruptions in our information technology systems, our business may be adversely affected.
- Changes in clinical standards, future study outcomes, competition from other companies, unanticipated innovations and evolutions in the relevant medical field, and clinicians and/or hospital administrators may fail to appreciate the benefits we believe our products offer.

Catheter Precision

Advancing care through meaningful innovation

Design and manufacture innovative medical devices intended to improve patient outcomes, reduce cost, and increase hospital productivity

Global Electrophysiology Market

The EP market is projected to grow to $15.1 bn by 2028[1]

Population growth, increasing rates of heart diseases and the rising cost of healthcare are driving growth in the electrophysiology and catheter ablation markets.

The global electrophysiology market was estimated to be **$8.3 bn** in 2023 and is projected to reach **$15.1 bn** by 2028 growing at rate of 13.0% CAGR



Projected EP Market Growth
Market Size ($bn)
$16
$14
$12
$10
$8
$6
$4
$2
$0
13.0 %
CAGR
$8.30
$15.10
2023
2028
2023
2028

The catheter ablation* market size was larger than **$3.5 bn** in 2022 and is projected to grow to **$14.5 bn** by 2032 (13.5% CAGR)[2]



Projected Ablation Market Growth
Market Size ($bn)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
13.5 % CAGR
$3.50
$14.50
2022
2032
2022
2032

1. EP market data from MarketsandMarkets, Electrophysiology Market: Global Forecast to 2028 (Jan. 2024) (online summary accessed June 2024).
2. Ablation market data from Global Market Insights, Cardiac Ablation Market (Dec. 2022) (online summary accessed June 2024).
* Catheter ablation includes both ventricular and atrial ablation therapies

Catheter Precision

Product Portfolio



Vivo™

View Into Ventricular Onset

Non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre procedure

FDA Cleared and CE Marked

Full-scale commercial launch in **2023***



LockeT

A cost-effective solution for access site closure with suture retention, ensuring efficient hemostasis while prioritizing patient comfort

FDA Registered

Commercial launch in **2024**

Strong IP Portfolio and patent protection – Multiple patents for VIVO; multiple patent applications for LockeT

* a limited launch commenced 3rd quarter 2021

Sales Strategy

USA Direct Sales Team



EU Sales Managers and Distribution partners



Company milestones


Vivo
Acquisition of VIVO™
2016
First Clinical Publication on VIVO™
2018
2018
Conclusion of first multi-center study
2019
VIVO™ FDA clearance
VIVO™ II FDA clearance
2020
Start of EU multi-center registry
2021
LockeT
LockeT FDA clearance and first-in-man cases
2023
Corporate Merger with Ra Medical Systems
2024
LockeT US launch and first publication

Upcoming milestones


Vivo
Last patient follow up in EU Registry
Q2 2024
Vivo
Completion of EU Registry
Q3 2024
2H 2024
LockeT CE mark
LockeT
Q3 2024
Conclusion of LockeT Phase 2 study
LockeT
Vivo LockeT
Submission of VIVO EU Registry and Phase 2 LockeT Data
Q4 2024

Vivo™

Non-invasive 3D Mapping System



Ventricular Ablation Market

The Ventricular Ablation Market is Growing Faster than the Electrophysiology Market as a Whole

- Tachycardia ablation is forecasted to grow at **14.5 % CAGR** through 2032, a faster rate than the broader electrophysiology and catheter ablation markets.*
- Over a ten-year period, one study in Australia demonstrated a growth as high as 18% of ventricular tachycardia^.


14.5 % CAGR

Ventricular Ablation Growth Drivers

- **EP Technology Advances** - The evolution in technology that **reduces procedure time** and **increases procedure efficacy** is currently one of the main growth drivers.
- **Updated Physician Guidelines**** - recommend catheter ablation in preference to anti arrhythmic drugs. The guidelines also recommend ablation for reducing recurrent VT and implantable cardioverter-defibrillator shocks.

* Global Market Insights, supra. Tachycardia ablation also includes SVT, arrhythmias that originate in the atria.
** Cronin et al., 2019 HRS/EHRA/APHRS/LAHRS expert consensus statement on catheter ablation of ventricular arrhythmias. *J Interv Card Electrophysiol.*, *59*, 81-133 (2020).
^ Anderson et al., Ten-year trends in catheter ablation for ventricular tachycardia vs other interventional procedures in Australia. *J Cardiovasc. Electrophysiol.*, *30*(11), 2353-2361 (2019).

Current Ventricular ablation outcomes



~46% of Ventricular Tachycardia recurrence after a 1-year follow up[1]

50-75% Ventricular Tachycardia Ablation success rate in structural disease heart[2]

Major Complications in **8 – 10 %** of Ventricular Tachycardia ablation procedures[3]

3 to 6 hours Ventricular Ablation Lab Time[4]

1. Siontis et al., Outcomes Associated With Catheter Ablation of Ventricular Tachycardia in Patients With Cardiac Sarcoidosis. *JAMA Cardiol.*, 7(2), 175-183 (2022)
2. Melbourne Heart Rhythm, Ventricular Tachycardia Ablation in Structural Heart Disease (Oct. 2014), adapted from Tung et al., *Circulation*, 24;123(20):2284-8 (2011) (online version accessed June 2024).
3. Graham et al., Limitations and Challenges in Mapping Ventricular Tachycardia: New Technologies and Future Directions. *Arrhythmia Electrophysiol. Rev.* 6(3):118–24 (2017).
4. Mayo Clinic, Tests and Procedures: Cardiac Ablation–Ventricular tachycardia ablation (online patient information accessed June 2024).

Product Overview

Vivo™ Enhance Procedural Efficiency for Ventricular Arrhythmias with *Patient Specific* Solutions

Non-invasive 3D imaging system

- Provides a 3D matrix model of the heart on a computer monitor with a superimposed activation map
- Enables physicians to accurately target the anatomical location for an ablation prior to the procedure* which reduces procedure time, reduces complications, improves patient outcomes, and reduces healthcare costs.


Vivo
Return to Home Screen
Anatomy
3D Image
ECG
Status
Model Selected
Model Finalized
3D Image Generated
Leads Localization Finalized
ECG Files Imported
Beats Selected
Analysis Performed

*VIVO™ is intended for acquisition, analysis, display and storage of cardiac electrophysiological data and maps for analysis by a physician.
VIVO™ is intended to be used as a pre-procedure planning tool for patients with structurally normal hearts undergoing ablation treatment for idiopathic ventricular arrhythmias.

Catheter Precision

Product Overview


Catheter
Precision

Product Overview

Capital



Laptop PC, VIVO™ software, 3D camera, Vectraplex Universal ECG cables, and software

$31,250 or Free to the hospital with consumables bundle

Consumables


Vivo
POSITIONING
PATCHES

Positioning patches

$2,000 per patient

VIVO™ - The Future of Ventricular Ablations

Precise Ventricular Insight
99.5%[1] accurate in ventricular onset localization

Maximize Efficiency
27%[2] shorter procedure time

Streamline Workflow
Determine potential ablation success prior to the procedure[3]

Patient Specific Inputs
Localize multiple arrhythmias morphologies pre or intra-procedure

[1] Chrispin, et al., Non-invasive localization of premature ventricular focus: A prospective multicenter study. *J. Electrocardiol.* 2022 May-Jun;72:6-12.
[2] Griffiths, et al. Non-invasive electrocardiographic mapping on the ward to guide ablation of premature ventricular contractions. *J. Electrocardiol.* 2023 May-Jun;78:65-68.
[3] 2021 EHRA presentation.

VIVO™ - The Future of Ventricular Ablations



Increases the efficacy of ventricular ablation procedures, particularly epicardial arrhythmic substrates, whereby **reducing the redo ablation rate**[1]

Reduces potential complications by reducing procedure time[2]

Expands the number of VT ablation procedures that can be performed[3]

1 2021 EHRA Presentation
2 Cheng, et al. Prolonged operative duration is associated with complications: a systematic review and meta-analysis. *J Surg Res.*, 2018 Sep;229:134-144.
3 Assumed based on increased efficacy, reduced procedure time and reducing procedural complications.

VTAK believes that procedural growth over the next ten years will be focused on ablations for ventricular arrhythmias, with a virtually untapped market greater than the atrial fib market.



Catheter Precision

LockeT

Suture Retention Device

A cost-effective solution for access site closure with suture retention, ensuring efficient hemostasis while prioritizing patient comfort.

LockeT Demonstration Video



Product Overview

The device is placed at the end of the procedure, allowing for hemostasis to occur at the access site.

In the Lab



Step 1: Create a standard figure of eight and remove sheaths. Clean site via standard protocol.



Step 2: Tighten and place sutures in LockeT.



Step 3: Apply pressure and rotate the handle 90°.

Catheter Precision

Product Overview

In Recovery



Step 4: Observe hemostasis. Follow regular protocol.



Step 5: When ready to discharge, unlock the LockeT by releasing the handle.



Step 6: Cut the sutures and remove from the access site.



Addressable market

Vascular Closure Devices Market was valued at USD $1.9 bn in 2023 and is poised to grow at an 8.4% CAGR from 2024 to 2030[1]

End Users

- Hospitals
- Ambulatory Surgical Centers (ASCs)
- Diagnostic Centers
- Others

Applications

- Diagnostic interventions
- Therapeutic interventions

Procedure Types

- Interventional Cardiology
- Electrophysiology
- Interventional Radiology
- Vascular Surgery

1. Precision Business Insights, Vascular Closure Devices Market (2023) (online summary accessed June 2024).

LockeT

Suture Retention Device



- **100% Immediate Hemostasis**
- **Ambulation within 4 hours**
- **Allows for Same Day Hospital Discharge**
- **Easy to insert and remove**
- **Safe and effective**

Katapadi et al. (2024) 'Feasibility, safety and efficacy of a novel external compression vascular closure device: The LockeT Study'. Benefits achieved for median patient. **98%** hemostasis at 2 hours after removal of the device

Competitive landscape

	Manual Compression 	Stopcock 	Vascade MVP HAEMONETICS 	Perclose ProGlide 	LockeT Catheter Precision 
Rapid Hemostasis		✓	✓	✓	✓
Early Ambulation			✓	✓	✓
Small & Large Bore	✓		✓	✓	✓
Cost effective	✓	✓			✓

Catheter Precision

Cost effective

40% less expensive than other closure devices ($150 vs $250 each device+)

$700+** savings per atrial fibrillation^ procedure resulting in more than **$200,000† of savings annually

Allows reduced number of devices per access site

+ LockeT list price compared to Vascade ASP
† Scenario for a hospital performing 350 AF ablation cases yearly. Savings vary based on case volume, case type, and workflow.
^ compared to 4 vascade per atrial fibrillation procedure

Near Term Goals

	End of Q3 2024	End of Q4 2024
Vivo 	5 New accounts 2 Ongoing evaluations	5 New accounts 2 Ongoing evaluations
LockeT 	10 New accounts 10 Ongoing evaluations	20 New accounts 20 Ongoing evaluations
Overall	$150,000/rep (ARR) **$1.8M (ARR)**	$290,000/rep (ARR) **$4.1M (ARR)**

Successful track record of CEO David Jenkins

Arrhythmia Research Technology, Inc.

CEO & Chairman

+

Electrophysiology Focused

>

Product CardioLab sold to **GE** for

$62 million

EPMedSystems
The Leading Edge in Cardiac Rhythm Management

Founder & CEO

+

Electrophysiology Focused

>

Sold to **St. Jude** for

$93 million

Transneuronix Inc

Founder & President

+

Implantable device for obesity

>

Sold to **Medtronic** for

$267 million

Strong Board governance and a purpose-driven team

Management



David Jenkins – Chief Executive Officer
30+ years in the industry
Former CEO & Chairman: Arrhythmia Research Technology, Inc., and EP MedSystems.
Former founder & President of Transneuronix



Margrit Tomassen – Interim Chief Financial Officer
Public Accounting, auditor, and controller
Former CFO of Seacap Management LLC



Marie-Claude Jacques – Chief Commercial Officer
17+ years in the industry, strategic sales, market development, leadership development, go-to market plans, scaling businesses.
Area Vice President – Commercialization and Strategy Boston Scientific
Vice President US Sales at Baylis Medical Inc.



Missiaen Huck – Chief Operating Officer
15+ years in the industry, marketing, management, scientific affairs, regulatory affairs, quality, manufacturing and operations.

Board of Directors



James Caruso
40+ years in finance; publicly traded and privately held companies
Former CFO of EP MedSystems, Hi-Tronics Designs, and Micron Products.
SEC reporting, compliance requirements, and post-acquisition business integration.

John Francis*
20 years of experience in investment management, finance, and accounting.
Investment in small capitalization equities.



Martin Colombatto
Venture and Industry Partner of Seven Peaks Ventures LLP, director of PLX Technology, Inc
Former CEO and President of Staccato Communications, Inc
Former Vice President and General Manager of the Networking Business unit of Broadcom Corp.

*Mr. Francis has determined not to stand for re-election at our annual meeting to be held July 3, 2024. The Company has nominated Andrew Arno for this seat. Mr. Arno has 30 years of experience handling a wide range of corporate and financial matters, including work as an investment banker and strategic advisor to emerging growth companies

Catheter Precision

Capitalization

Capitalization	Common Stock Equivalents
Common Stock	7,573,403
Series A Convertible Preferred[1]	2,313,956
Series X Convertible Preferred[1,2]	12,656,011
Warrants (WAEP $5.31)[2]	11,042,137
Options (WAEP $1.7589)	989,593
Total Fully Diluted	34,575,100

1. Does not contain any price reset or anti-dilution provisions
2. Series X Convertible Preferred qualifies to convert into common stock on or after July 9, 2024 if the Company satisfies the initial listing standards of the New York Stock Exchange American or another securities exchange or the Company is delisted from NYSEAM. The Series X Convertible Preferred shares are held by David Jenkins, Executive Chairman and CEO of the Company, and his affiliates, and investors of Catheter Precision (private) prior to the merger with Ra Medical (formerly NYSEAM:RMED) in January 2023

As Catheter Precision is entering the commercial phase with a solid sales infrastructure in place, VTAK believes that VIVO™ and LockeT can have a transformative impact on hospitals and the industry and can lead to improved outcomes for both patients and facilities.

Catheter Precision

Vivo™

The new standard for patient specific planning of ventricular ablations



Catheter Precision

Right vs. Left

Catheter Precision



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Vivo™

Endo vs. Epi

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Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
PVC1
Analyze
Report
Return to Main Screen
ms
160
140
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop

Papillary Muscle


ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Run


ECG Window
template3
Analyze
Report
Return to Main Sc
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Run


ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
template3
Analyze
Report
Return to Main Sc
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
template3
Analyze
Report
Return to Main Sc
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
template3
Analyze
Report
Return to Main Sc
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
template3
Analyze
Report
Return to Main Sc
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop



ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop


ECG Window
template3
Analyze
Report
ms
120
100
80
60
40
20
0
Model Transparency
AP
RAO
RL
Right Cavity
Segmentation
Matrix
PA
LAO
LL
Left Cavity
Myocardium
Stop

Catheter
Precision


LockeT
Intuitive suture retention device
Catheter Precision

LockeT Animation

Catheter Precision
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308 views May 14, 2024
Overview of LockeT and how the Suture Retention Device works.

Music
1 songs

The Real Estate
AnorMusic
AnorMusic




0:25 / 1:48


Quick hemostasis
0:29 / 1:48


Threaded with ease
0:44 / 1:45


0:55 / 1:48


Transparent for visibility
Observe hemostasis
Adjust tension
1:20 / 1:48

Indications for use: The LockeT Suture Retention Device is intended to temporarily secure sutures and then aid clinicians in locating and removing sutures efficiently.

Refer to IFU for complete Indications for Use, contraindications, warnings, andprecautions.

Caution: Federal (USA) law restricts this device to sale by or on the order of a physician.

Catheter Precision, Inc.
1670 Highway 160 West, Suite 205
Fort Mill, SC 29708
Catheterprecision.com














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